Exhibit 21

                               SUBSIDIARIES OF FGI


FARMERS GROUP, INC., A NEVADA CORPORATION, DOING BUSINESS AS FARMERS
  UNDERWRITERS ASSOCIATION


         Truck Underwriters Association, a California corporation

         Fire Underwriters Association, a California corporation

         F.I.G. Holding Company, a California corporation  (1)

         Farmers New World Life Insurance Company, a Washington corporation

         The Ohio State Life Insurance Company, an Ohio corporation

         Investors Guaranty Life Insurance Company, a California corporation

         FIG Leasing Co., Inc., a California corporation  (2)

         Prematic Service Corporation, a California corporation  (3)

         Prematic Service Corporation, a Nevada corporation  (4)

         Farmers Group Capital, a Delaware statutory business trust

         Farmers Group Capital II, a Delaware statutory business trust

         Farmers Investment Management & Research, a California corportaion

         Farmers Investment Management & Research, a Nevada corportion

         Farmers Underwriters Association, a California corporation (inactive)

         F.I.G. Travel, a California corporation (inactive)

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(1)    Truck Underwriters Association and Fire Underwriters Association own
       30.0% and 70.0%, respectively, of the equity of F.I.G. Holding Company.

(2) FGI, Truck Underwriters Association and Fire Underwriters Association own 95.2%, 3.1% and 1.7%, respectively, of the equity of FIG Leasing Co., Inc.

(3) FGI, Truck Underwriters Association and Fire Underwriters Association own 38.0%, 53.0% and 9.0%, respectively, of the equity of Prematic Service Corporation, a California corporation.

(4) Prematic Service Corporation, a California corporation, owns 100.0% of the equity of Prematic Service Corporation, a Nevada corporation.